UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

KARUNA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Karuna Therapeutics, Inc. circulated the following email, substantially in the form below, to certain of its employees on December 22, 2023:

Transaction Employee Letter

From: Bill Muery

To: Karuna-Employees

Subject: Karuna and BMS

Dear Karuna Team –

Today we announced [hyperlink to press release] that we entered into a merger agreement with Bristol Myers Squibb (BMS). Naturally you have questions about the merger and what it means for you. Let me provide some perspective on both.

In BMS we have a partner whose vision, values, and business priorities align with ours, which I know is as important to you as it is to me. We have built a truly great company with truly great people, and BMS knows that. They believe KarXT could be one of the most innovative advances in psychiatry in decades, and one of the most significant product launches in the industry in 2024. BMS has expressed admiration for what we’ve accomplished and recognizes the internal capabilities and talent of our team. Simply put, this merger demonstrates that what we have done, what each of you have done, is special. Take pride in that.

As for the rationale behind the merger, BMS is accelerating the expansion and diversification of its neuroscience portfolio, with KarXT serving as the cornerstone of their psychiatry franchise. Both companies believe in KarXT and share the exact same commitment to innovative neuroscience and serving patients. And the combination of the two companies unlocks additional opportunities to execute on what we have always set out to do. The resources and global scale of BMS mean we have the potential to do more – discover novel compounds, run additional clinical trials and, most importantly, reach more patients. Together, we are stronger.

Now mergers can create excitement and opportunity, but also raise questions related to culture and operational responsibilities, among other things. We will have a Town Hall meeting this morning so that we can walk you through what the next several weeks and months will look like, as well as answer any questions. I can assure you we will communicate in an open and transparent way throughout the process. If you have questions, we will answer them. If we don’t have an answer to a question, we will get one. And I know our potential partner see it the same way.

Thank you for all your hard work and continued support.

With great respect and appreciation,

Bill Meury

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the proposed transaction is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; required approvals to complete the proposed transaction by our stockholders and the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of Karuna Therapeutics, Inc. prior to the consummation of the proposed transaction; and the satisfaction of the closing conditions to the proposed transaction; our limited operating history; our ability to obtain necessary funding; our ability to generate positive clinical trial results for our product candidates; risks inherent in clinical development; the timing and scope of regulatory approvals; changes in laws and regulations to which we are subject; competitive pressures; our ability to identify additional product candidates; risks relating to business interruptions; and other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Karuna Therapeutics, Inc. by Bristol-Myers Squibb Company. In connection with this proposed acquisition, Karuna Therapeutics, Inc. plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Karuna Therapeutics, Inc. may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF KARUNA THERAPEUTICS, INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Karuna Therapeutics, Inc. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Karuna Therapeutics, Inc. through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Karuna Therapeutics, Inc. will be available free of charge on Karuna Therapeutics, Inc.’s internet website at www.karunatx.com or upon written request to: Investor Relations, Karuna Therapeutics, Inc., 99 High Street, Floor 26, Boston, Massachusetts or by telephone at (857) 449-2244.

Participants in Solicitation

Karuna, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Karuna is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 27, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Karuna Therapeutics, Inc.

99 High Street, 26th Floor

Boston, Massachusetts 02110

Attention: Mia Kelley

Tel. (857) 449-2244

www.karunatx.com